UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 13, 2007

GRAMERCY CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	001-32248	06-1722172
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification Number)

420 Lexington Avenue
New York, New York		10170
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (212) 297-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 18, 2007, Gramercy Capital Corp. (the “Company”) issued and sold 4,600,000 shares of its 8.125% Series A Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share, par value $.001 per share) (“Series A Preferred Stock”) in an underwritten public offering pursuant to an effective registration statement (the “Offering”).

In connection with the Offering, the Company caused Articles Supplementary classifying 4,600,000 shares of the Series A Preferred Stock to be filed with the Maryland State Department of Assessments and Taxation on April 18, 2007.  The terms of the Series A Preferred Stock are set forth in these Articles Supplementary, a copy which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.  A specimen stock certificate for the Series A Preferred Stock is filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein by reference.

On April 18, 2007, the Company, as the general partner of GKK Capital LP (the “Operating Partnership”), amended the agreement of limited partnership of the Operating Partnership to designate 4,600,000 of the Operating Partnership’s 8.125% Class C Preferred Units, liquidation preference $25.00 per Class C Preferred Unit (the “Class C Units”).  A copy of that amendment is attached to this Current Report on Form 8-K as Exhibit 3.2 and incorporated herein by reference.  On April 18, 2007, the Company contributed the net proceeds from the Offering in exchange for 4,600,000 Class C Units (with economic terms that mirror the terms of the Series A Preferred Stock).  The offering of the Class C Units to the Operating Partnership is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 8.01               Other Events.

On April 13, 2007, the Company, the Operating Partnership and GKK Manager LLC entered into an Underwriting Agreement with Wachovia Capital Markets, LLC, as representative of the several underwriters named therein (the “Underwriters”) in connection with the Offering (the “Underwriting Agreement”).  The Company granted the Underwriters an option to purchase up to an additional 600,000 shares of Series A Preferred Stock to cover over-allotments, if any.  The net proceeds to the Company from the Offering are expected to be approximately $96.45 million after deducting the underwriting discount and the Company’s estimated offering expenses (or approximately $110.98 million if the underwriters exercise their over-allotment option in full).  A copy of the Underwriting Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

1.1                                 Underwriting Agreement, dated April 13, 2007, by and among Gramercy Capital Corp., GKK Capital LP, GKK Manager LLC and Wachovia Capital Markets, LLC, as representative of the several underwriters named therein.

3.1                                 Articles Supplementary designating the Company’s 8.125% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, par value $.001 per share.

3.2                                 First Amendment to the Third Amended and Restated Agreement of Limited Partnership of GKK Capital Corp.

4.1                                 Form of specimen stock certificate evidencing the common stock of the Company, par value $.001 per share.

4.2                                 Form of stock certificate evidencing the 8.125% Series A Cumulative Redeemable Preferred Stock of the Company, liquidation preference $25.00 per share, par value $.001 per share.

12.1         Calculation of Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAMERCY CAPITAL CORP.
Date: April 18, 2007	By:	/s/ Robert R. Foley
Robert R. Foley
Chief Financial Officer